EXHIBIT 2.


                  PUTNAM PREMIER INCOME TRUST

     FIRST AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST

                      February 5, 1988

Pursuant to the provisions of Article IX, Section 9 and Article V,
Section 1 of the Agreement and Declaration of Trust (the "Declaration of Trust") of Putnam Premier Income Trust (the "Trust") made on January 14, 1988, the undersigned, constituting a majority of the Trustees of the Trust, hereby amend the first sentence of Article V, Section 3 of the Declaration of Trust to read as follows:

"A majority of Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders' meeting but any lesser number shall be sufficient for adjournments."

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first above written.

Signature                         Title       Date

/s/ George Putnam                 Trustee     February 5, 1988
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George Putnam

/s/ Richard M. Cutler             Trustee     February 5, 1988
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Richard M. Cutler

/s/ Alla O'Brien                  Trustee     February 5, 1988
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Alla O'Brien

/s/ Hans H. Estin                 Trustee     February 5, 1988
----------------------------
Hans. H. Estin

/s/ John A. Hill                  Trustee     February 5, 1988
----------------------------
John A. Hill

/s/ Robert E. Patterson           Trustee     February 5, 1988
----------------------------
Robert E. Patterson

/s/ Donald S. Perkins             Trustee     February 5, 1988
----------------------------
Donald S. Perkins

/s/ William F. Pounds             Trustee     February 5, 1988
----------------------------
William F. Pounds

/s/ Robert C. Seamans, Jr.        Trustee     February 5, 1988
----------------------------
Robert C. Seamans, Jr.

/s/ Eli Shapiro                   Trustee     February 5, 1988
----------------------------
Eli Shapiro

/s/ D. Reid Weedon, Jr.           Trustee     February 5, 1988
----------------------------
D. Reid Weedon, Jr.


                 THE COMMONWEALTH OF MASSACHSUETTS

Suffolk, ss.                                  Boston, February 5, 1988

Then personally appeared the above named George Putnam, Richard M. Cutler, Alla O'Brien, Hans H. Estin, John A. Hill, Robert E. Patterson, Donald S. Perkins, William F. Pounds, Robert C. Seamans, Jr., Eli
Shapiro and D. Reid Weedon, Jr. and acknowledged the foregoing instrument to be their free act and deed, before me,

                                      /s/ Beverly Marcus
                                      ----------------------------
                                      Notary Public
                                      My Commission Expires: 11/4/94